Exhibit 99.3

UnitedHealth Group Incorporated

Offer To Exchange

$250,000,000 5.125% Notes due November 15, 2010 in exchange for

$250,000,000 5.125% Notes due November 15, 2010

that have been registered under the Securities Act of 1933

And

$450,000,000 5.500% Notes due November 15, 2012 in exchange for

$450,000,000 5.500% Notes due November 15, 2012

that have been registered under the Securities Act of 1933

And

$250,000,000 6.000% Notes due November 15, 2017 in exchange for

$250,000,000 6.000% Notes due November 15, 2017

that have been registered under the Securities Act of 1933

And

$650,000,000 6.625% Notes due November 15, 2037 in exchange for

$650,000,000 6.625% Notes due November 15, 2037

that have been registered under the Securities Act of 1933

TO OUR CLIENTS:

Enclosed for your consideration is a Prospectus, dated                     , 2007 (the “Prospectus”), and a form of Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of UnitedHealth Group Incorporated (the “Company”) to exchange the following: (i) its $250,000,000 5.125% Notes due November 15, 2010, which have been registered under the Securities Act of 1933, as amended (the “Exchange 2010 Notes”), for any and all of its outstanding $250,000,000 5.125% Notes due November 15, 2010 (the “Old 2010 Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal; (ii) its $450,000,000 5.500% Notes due November 15, 2012, which have been registered under the Securities Act of 1933, as amended (the “Exchange 2012 Notes”), for any and all of its outstanding $450,000,000 5.500% Notes due November 15, 2012 (the “Old 2012 Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal; (iii) its $250,000,000 6.000% Notes due November 15, 2017, which have been registered under the Securities Act of 1933, as amended (the “Exchange 2017 Notes”), for any and all of its outstanding $250,000,000 6.000% Notes due November 15, 2017 (the “Old 2017 Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal; and (iv) its $650,000,000 6.625% Notes due November 15, 2037, which have been registered under the Securities Act of 1933, as amended (the “Exchange 2037 Notes” and, together with the Exchange 2010 Notes, the Exchange 2012 Notes and the Exchange 2017 Notes, the “Exchange Notes”), for any and all of its outstanding $650,000,000 6.625% Notes due November 15, 2037 (the “Old 2037 Notes” and, together with the Old 2010 Notes, the Old 2012 Notes and the Old 2017 Notes, the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of November 19, 2007, among the Company and J.P.

Morgan Securities Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2008, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to the Expiration Date.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instructions form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by UnitedHealth Group Incorporated with respect to its Old Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$

of the Old 2010 Notes

$

of the Old 2012 Notes

$

of the Old 2017 Notes

$

of the Old 2037 Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of Old Notes to be tendered, in initial amounts of $2,000 and integral multiples of $1,000):

$

of the Old 2010 Notes

$

of the Old 2012 Notes

$

of the Old 2017 Notes

$

of the Old 2037 Notes

☐	NOT to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

[SIGNATURE PAGE FOLLOWS]

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number(s):

Date:

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Old Notes held by us for your account.